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                                                                   EXHIBIT 23(c)

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 22, 1995 on Oncogene Science, Inc. Research Products Business in this Registration Statement on Form S-1 and related Prospectus of CN Biosciences, Inc. for the registration of shares of its common stock.

                                          /s/ KPMG PEAT MARWICK LLP
                                          -----------------------------
                                              KPMG PEAT MARWICK LLP

Jericho, New York
July 17, 1996